UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2024

TXO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41605 (Commission File Number)	32-0368858 (IRS Employer Identification No.)
400 West 7th Street, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
(817) 334-7800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Williston Basin Acquisitions

On June 25, 2024, TXO Partners, L.P., a Delaware limited partnership (the “Partnership”) entered into a Purchase and Sale Agreement (the “EMEP PSA”) with Morningstar Operating LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Morningstar” and together with the Partnership, the “Purchaser Parties”), EMEP Acquisitions, LLC, a Delaware limited liability company (“EMEP”) and VR4-ELM, LP, a Texas limited partnership (“Vendera” and together with EMEP, the “EMEP Sellers”) to purchase certain producing oil and gas assets located in the Williston Basin of Montana and North Dakota, for consideration consisting of $225.0 million in cash (the “EMEP Cash Consideration”) and 2,500,000 common units representing limited partner interests (the “Common Units”) in the Partnership (the “EMEP Equity Consideration”), subject to customary purchase price adjustments (the “EMEP Acquisition”).

The EMEP PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner. The Partnership expects the EMEP Acquisition to close in the third quarter of 2024, subject to customary closing conditions. If consummated, the effective date of the EMEP Acquisition will be April 1, 2024. The obligation of each party to consummate the EMEP Acquisition is also conditioned upon, among other things, title and environmental defects affecting the properties being below certain thresholds, the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), and the other party having performed in all material respects its obligations under the EMEP PSA. There can be no assurance that all of the conditions to closing the EMEP Acquisition will be satisfied.

The EMEP PSA contains termination rights for each party, including, among others, in the event that the consummation of the transactions do not occur on or before the date that is fifteen (15) business days following August 15, 2024. Upon termination of the EMEP PSA under specified circumstances, the EMEP Sellers would be entitled to retain the $27.6 million deposit given by Morningstar.

The foregoing description of the EMEP PSA does not purport to be complete and is qualified in its entirety by reference to the EMEP PSA filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The EMEP PSA contains representations, warranties and other provisions that were made only for purposes of the EMEP PSA and as of specific dates and were solely for the benefit of the parties thereto. The EMEP PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Purchaser Parties or the EMEP Sellers or the assets to be acquired from the EMEP Sellers. The representations and warranties made by the Purchaser Parties and the EMEP Sellers in the EMEP PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Under the EMEP PSA, the Partnership and the EMEP Sellers agreed to enter into a registration rights agreement in connection with the closing of the EMEP Acquisition (the “RRA”). Pursuant to the terms of the RRA, the Partnership will agree to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the common units to be issued as the EMEP Equity Consideration. The RRA provides for certain additional underwritten demand rights and “piggy-back” registration rights, subject to certain requirements and conditions.

On June 25, 2024, Morningstar entered into a Purchase and Sale Agreement (the “KFOC PSA”) with Kaiser-Francis Oil Company, Kaiser Acquisition and Development, LLC and GBK Corporation (solely as Guarantor) (“KFOC Sellers”) to purchase certain producing oil and gas assets for a total purchase price of $18.0 million, subject to customary purchase price adjustments (the “KFOC Acquisition” and together with the EMEP Acquisition, the Williston Basin Acquisitions).

The KFOC PSA contains customary representations and warranties, covenants, termination rights and indemnification provisions for a transaction of this size and nature, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner. The Partnership expects the KFOC Acquisition to close in the third quarter of 2024, subject to customary closing conditions. If consummated, the effective date of the KFOC Acquisition will be June 1, 2024. The obligation of each party to consummate the KFOC Acquisition is also conditioned upon, among other things, title and environmental defects affecting the properties being below certain thresholds, the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), and, the other party having performed in all material respects its obligations under the KFOC PSA. There can be no assurance that all of the conditions to closing the KFOC Acquisition will be satisfied. Neither Williston Basin Acquisition is conditioned upon the consummation of the other.

The KFOC Agreement contains termination rights for each party, including, among others, in the event that the consummation of the transactions do not occur on or before the date that is fifteen (15) business days following August 15, 2024. Upon termination of the KFOC PSA under specified circumstances, the KFOC Sellers would be entitled to retain the $1.8 million deposit given by Morningstar.

The KFOC PSA contains representations, warranties and other provisions that were made only for purposes of the KFOC PSA and as of specific dates and were solely for the benefit of the parties thereto. The KFOC PSA is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Partnership or KFOC or the assets to be acquired from KFOC. The representations and warranties made by Morningstar and KFOC in the KFOC PSA may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above with respect to the EMEP Equity Consideration is incorporated into this Item 3.02 by reference. The Partnership intends to issue 2,500,000 Common Units constituting the EMEP Equity Consideration in reliance on the exemption from registration requirements under the Securities Act pursuant to Section 4(a)(2) thereof. The Partnership relied upon representations, warranties, certifications and agreements of each of the recipients of the EMEP Equity Consideration in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

On June 25, 2024, the Partnership issued a press release announcing the Williston Basin Acquisitions. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On June 25, 2024, the Partnership issued a press release announcing that, subject to market and other conditions, the Partnership intends to offer common units in a public offering. The press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of June 25, 2024, among TXO Partners, L.P., Morningstar Operating LLC, EMEP Acquisitions, LLC and VR4-ELM, L.P.* +
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	TXO Partners, L.P. Press Release, dated as of June 25, 2024.
99.2	TXO Partners, L.P. Press Release, dated as of June 25, 2024.
99.3	Report of Cawley, Gillespie & Associates, Inc. of select Eagle Mountain and Kaiser-Francis combined interests as of March 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

•Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

+    Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (***) because the identified confidential portions (i) are not material and (ii) are the type of information that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: June 25, 2024	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	President of Business Operations and Chief Financial Officer

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